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                                                                      Exhibit 23


                    DAVIDSON & COMPANY Chartered Accountants
                  A Partnership of Incorporated Professionals






                          INDEPENDENT AUDITOR'S CONSENT




We consent to the use in this Registration Statement on Form 10-SB of Touchstone Resources Ltd. of our report dated January 16, 2002 appearing in the Registration Statement.






                                                           "DAVIDSON & COMPANY"


Vancouver, Canada                                         Chartered Accountants

July 10, 2002




                                           A Member of SC INTERNATIONAL




          1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre,
                         Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172